                                                                     Exhibit 3.2


                              AMENDED AND RESTATED
                              --------------------

                                 CODE OF BY-LAWS
                                 ---------------

                                       OF
                                       --

                              SIGNATURE INNS, INC.
                              --------------------

                        (Revised as of January 23, 1997)

                              AMENDED AND RESTATED
                              --------------------

                                 CODE OF BY-LAWS
                                 ---------------

                                       OF
                                       --

                              SIGNATURE INNS, INC.
                              --------------------


                                TABLE OF CONTENTS
                                -----------------



ARTICLE I - NAME, OFFICES, AND REGISTERED AGENT...................................................................1
         Section 1.  Name.........................................................................................1
         Section 2.  Registered Office............................................................................1
         Section 3.  Registered Agent.............................................................................1

ARTICLE II - SEAL, RECORDS, AND ACCOUNTING........................................................................1
         Section 1.  Seal.........................................................................................1
         Section 2.  Records......................................................................................1
         Section 3.  Inspection...................................................................................2
         Section 4.  Financial Statements.........................................................................2
         Section 5.  Fiscal Year..................................................................................3
         Section 6.  Accounting Method............................................................................3

ARTICLE III - MEETINGS OF SHAREHOLDERS............................................................................3
         Section 1.  Place of Meetings............................................................................3
         Section 2.  Annual Meetings..............................................................................3
         Section 3.  Special Meetings.............................................................................3
         Section 4.  Notice of Meetings...........................................................................3
         Section 5.  Quorum for Meetings..........................................................................4
         Section 6.  Organization of Meetings.....................................................................4
         Section 7.  Order of Business at Meeting.................................................................4
         Section 8.  Voting at Meetings...........................................................................4
         Section 9.  Inspectors for Voting at Meetings............................................................5
         Section 10.  Voting Lists................................................................................5
         Section 11.  Vote by Consent in Writing..................................................................5

ARTICLE IV - DIRECTORS............................................................................................5
         Section 1.  Number, Qualifications, Election and Term of Office..........................................5
         Section 2.  Place of Meetings............................................................................6
         Section 3.  Annual Meetings..............................................................................6
         Section 4.  Regular Meetings.............................................................................6
         Section 5.  Special Meetings.............................................................................7
         Section 6.  Quorum for Meetings..........................................................................7

         Section 7.  Organization of Meetings.....................................................................7
         Section 8.  Order of Business at Meetings................................................................7
         Section 9.  Voting at Meetings...........................................................................7
         Section 10.  Removal of Directors........................................................................7
         Section 11.  Vacancies on Board of Directors.............................................................8
         Section 12.  Compensation................................................................................8
         Section 13.  Meetings May be Attended by Electronic Voice Communication..................................8
         Section 14.  Written Consent.............................................................................8
         Section 15.  Directors Conflicts of Interest.............................................................8
         Section 16.  Committees of Directors.....................................................................9

ARTICLE V - OFFICERS.............................................................................................11
         Section 1.  Number......................................................................................11
         Section 2.  Election, Term of Office, and Qualifications................................................11
         Section 3.  Subordinate Officers........................................................................11
         Section 4.  Removal.....................................................................................11
         Section 5.  The President...............................................................................11
         Section 6.  The Vice Presidents.........................................................................11
         Section 7.  The Treasurer...............................................................................12
         Section 8.  Assistant Treasurers........................................................................12
         Section 9.  Secretary...................................................................................12
         Section 10.  Assistant Secretaries......................................................................12
         Section 11.  Salaries...................................................................................13
         Section 12.  Vacancies..................................................................................13

ARTICLE VI - RESIGNATIONS........................................................................................13
         Section 1.  Resignations................................................................................13

ARTICLE VII - INDEMNIFICATION OF DIRECTORS, OFFICERS AND EMPLOYEES...............................................13
         Section 1.  Actions by Third Parties....................................................................13
         Section 2.  Actions By or In the Right of the Corporation...............................................13
         Section 3.  Indemnification as a Matter of Right or Discretion..........................................14
         Section 4.  Multiple Claims.............................................................................14
         Section 5.  Advancement of Expenses.....................................................................14
         Section 6.  Claims to Which this Article Applies........................................................14
         Section 7.  Indemnification by this Article not Exclusive...............................................14
         Section 8.  Insurance...................................................................................14
         Section 9.  Indemnification for Liabilities under the Federal Securities Laws...........................15
         Section 10.  Notice of Indemnification..................................................................15

ARTICLE VIII - CONTRACTS.........................................................................................15
         Section 1.  Authorization of and Execution of Contracts.................................................15
         Section 2.  Indebtedness................................................................................15
         Section 3.  Checks, Drafts, Similar Payment Orders, and Notes...........................................16
         Section 4.  Deposits....................................................................................16

ARTICLE IX - SHARES AND DIVIDENDS................................................................................16
         Section 1.  Number of Shares............................................................................16
         Section 2.  Certificates for Shares.....................................................................16
         Section 3.  Transfer of Shares..........................................................................16
         Section 4.  Fixing of Record Dates......................................................................17
         Section 5.  Lost, Destroyed or Mutilated Share Certificates.............................................17
         Section 6.  Notice of Shares Issued.....................................................................17
         Section 7.  Declaration and Amount of Dividends.........................................................17
         Section 8.  Stock Dividends.............................................................................17

ARTICLE X - WAIVER OF NOTICE.....................................................................................18
         Section 1.  Waiver of Notice............................................................................18

ARTICLE XI - EMERGENCY BY-LAWS...................................................................................18
         Section 1.  Emergency...................................................................................18
         Section 2.  Provisions Regarding Directors During Emergency.............................................18
         Section 3.  Emergency Power.............................................................................18
         Section 4.  Binding Effect..............................................................................18

ARTICLE XII - PROVISIONS FOR CERTAIN BUSINESS COMBINATIONS.......................................................19
         Section 1.  Vote Required...............................................................................19
         Section 2.  When Higher Vote Is Not Required............................................................20
         Section 3.  Certain Definitions.........................................................................22
         Section 4.  Powers of the Board of Directors............................................................24
         Section 5.  No Effect on Fiduciary Obligations of Interested Shareholder................................24
         Section 6.  Amendment, Repeal, etc......................................................................24

ARTICLE XIII - AMENDMENT OF BY-LAWS..............................................................................24
         Section 1.  Amendments..................................................................................24

                              AMENDED AND RESTATED
                              --------------------

                                 CODE OF BY-LAWS
                                 ---------------

                                       OF
                                       --

                              SIGNATURE INNS, INC.
                              --------------------




         Signature Inns, Inc., a corporation organized and existing under the laws of the State of Indiana, adopted the following Code of By-Laws effective January 23, 1997:



                                    ARTICLE I
                                    ---------

                       NAME, OFFICES, AND REGISTERED AGENT
                       -----------------------------------

         SECTION 1. NAME. The name of the Corporation is Signature Inns, Inc. ("the Corporation").


         SECTION 2. REGISTERED OFFICE. The street address and location of the registered office of the Corporation is 250 East 96th Street, Suite 450, Indianapolis, Indiana 46240. The Board of Directors of the Corporation may from time to time establish other offices of the Corporation or branches of the Corporation's business at whatever place or places as the Board of Directors deems advisable.

         SECTION 3. REGISTERED AGENT. The name of the registered agent of the Corporation is John D. Bontreger, and the business office of the registered agent is 250 East 96th Street, Suite 450, Indianapolis, Indiana 46240.



                                   ARTICLE II
                                   ----------

                          SEAL, RECORDS, AND ACCOUNTING
                          -----------------------------

         SECTION 1. SEAL. The Board of Directors may adopt a corporation seal which is circular in form and has the name of the Corporation inscribed on it. Provided, however, the use of a corporate seal or an impression thereof shall not be required upon, and shall not affect the validity of any instrument whatsoever.

         SECTION 2. RECORDS. The Corporation shall keep as permanent records the minutes of the meetings and consent resolutions of its shareholders and directors; shall keep a permanent record of all actions taken by a committee of the Board of Directors in place of the Board of Directors on behalf of the Corporation; shall maintain appropriate accounting records and shall keep at its principal office an original or duplicate stock register or transfer book, or, in case the Corporation employs a stock registrar or transfer agent in this or any other state, a complete and accurate shareholders' list giving the names and addresses of all shareholders, in alphabetical order, and the number and classes of shares held by each. The Corporation shall also keep a copy of the following records at its principal office:

                  CLAUSE (a). Its articles or restated articles of incorporation and all amendments to them currently in effect.

                  CLAUSE (b). Its by-laws or restated by-laws and all amendments to them currently in effect.

                  CLAUSE (c). Resolutions adopted by its Board of Directors with respect to one (1) or more classes or series of shares and fixing their relative rights, preferences, and limitations, if shares issued pursuant to those resolutions are outstanding.

                  CLAUSE (d). The minutes of all shareholders' meetings, and records of all action taken by shareholders without a meeting, for the past three (3) years.

                  CLAUSE (e). All written communications to shareholders generally within the past three (3) years, including but not limited to the financial statements furnished to the shareholders for the past three (3) years.

                  CLAUSE (f). A list of the names and business addresses of its current directors and officers.

                  CLAUSE (g). Its most recent annual report delivered to the Secretary of State.

         SECTION 3. INSPECTION. All such books, records and lists of the Corporation shall be open to inspection and examination during regular business hours at the Corporation's principal office for all shareholders of the Corporation who make a demand in good faith and for a proper purpose. The shareholder shall give the Corporation written notice of the shareholder's demand at least five (5) business days before the date on which the shareholder wishes to inspect and copy. The shareholder's demand shall include with reasonable particularity the shareholder's purpose and the records the shareholder desires to inspect. A shareholder's agent or attorney, if authorized in writing, has the same inspection and copying rights as the shareholder represented.

         Section 4.  Financial Statements.
         ----------  ---------------------

                  CLAUSE (a). Within one hundred twenty (120) days after the close of each fiscal year, the Corporation shall mail to its shareholders an annual report containing audited financial statements including a balance sheet as of the end of the fiscal year, an income statement for that year, and a statement of changes in shareholders' equity for the year. The annual report shall contain such other information as is required by applicable state and federal corporate and securities laws. In addition to the annual report, the Corporation shall mail periodically to its shareholders such semi-annual or quarterly reports as the Board of Directors determines and as required by applicable law. Such reports shall contain unaudited financial statements.

                  CLAUSE (b). When unaudited financial statements are provided to the shareholders, the financial statements shall be accompanied by a statement of the President of the Corporation, or the person responsible for the Corporation's accounting records, stating to the person's reasonable belief whether the statements were prepared for the Corporation on a basis consistent with prior years and on the basis of generally accepted accounting principles, and, if not, describing the basis for preparation and any respects in which the statements were not prepared on a consistent basis.

         SECTION 5. FISCAL YEAR. The fiscal year of the Corporation begins on January 1 and ends on December 31.

         SECTION 6. ACCOUNTING METHOD. Except as otherwise required by law, the general accounting method of the Corporation is the accrual method of accounting, except that the Corporation may use one or more of the special accounting methods, whenever appropriate, for the purpose of reporting.


                                   ARTICLE III
                                   -----------

                            MEETINGS OF SHAREHOLDERS
                            ------------------------

         SECTION 1. PLACE OF MEETINGS. All meetings of the shareholders of the Corporation shall be held at such place, within or without the State of Indiana, pursuant to the Articles of Incorporation, and as may be specified in the respective notices or waivers of notice of such meetings.


         SECTION 2. ANNUAL MEETINGS. Absent notice to the contrary, the annual meetings of the shareholders of the Corporation shall be held at two o'clock in the afternoon on the third Tuesday of May in each year (or, if that day shall be a legal holiday, then on the next succeeding business day). At such meeting, subject to the rights of the holders of any series of preferred stock then outstanding, the holders of the common stock of the Corporation shall elect a Board of Directors and transact such other business as may properly come before the meeting. If an annual meeting has not been called and held for any reason, such meeting may be held at any time thereafter at a special meeting called for that purpose. Further, if an annual meeting has not been called and held within five months after the close of each fiscal year of the Corporation, then any shareholder may call the meeting. Failure to hold the annual meeting at the designated time shall not cause any forfeiture or a dissolution of the Corporation.

         SECTION 3. SPECIAL MEETINGS. Special meetings of the shareholders may be called by the President or by the Board of Directors of the Corporation and shall be called by the President or the Secretary at the request (which is in writing and which states the purpose or purposes of the meeting) of one or more shareholders of record holding not less than twenty-five percent (25%) of all shares of common stock outstanding and entitled by the Articles of Incorporation to vote on the business proposed to be transacted at such special meeting.


         SECTION 4. NOTICE OF MEETINGS. Notice of every meeting of the shareholders must be in writing and signed by the President, a Vice President, the Secretary, or an Assistant Secretary of the Corporation. Such notice must state the purpose or purposes for which the meeting is called, and the day and hour when and the place where the meeting is to be held, and a copy thereof must be served, either personally or by mail or telegram, charges prepaid, upon each holder of common stock and each holder of preferred stock of record entitled to vote at such meeting, at least ten (10) and not more than sixty (60) days before the meeting. If mailed or telegrammed, such copy must be directed to each shareholder at his address as it appears in the records of the corporation, unless the shareholder has filed with the Secretary a written request that notices intended for such shareholder be mailed to some other address in which case the notice must be mailed to the address designated in such request. Such notice is not required to be given to any shareholder who attends such meeting in person or by proxy (which proxy sets forth in reasonable detail the purpose or purposes for which the meeting is called), or who waives notice thereof as hereinafter provided. Notice of any adjourned meeting need not be given, except when expressly required by law.

         SECTION 5. QUORUM FOR MEETINGS. Unless otherwise provided in the Articles of Incorporation or in this Code of By-Laws, and subject to provisions in the Articles of Incorporation regarding a quorum at any meeting at which the holders of shares of preferred stock shall be entitled to elect directors, the presence of the holders of record, in person or represented by proxy, of a majority of the shares of common stock entitled by the Articles of Incorporation to vote thereat is necessary to constitute a quorum for the transaction of business at any meeting of shareholders.


         SECTION 6. ORGANIZATION OF MEETINGS. At each meeting of the shareholders, the Chairman of the Board of Directors if there be one, or, in his absence, the President, or in the absence of both the Chairman and the President, a chairman chosen by a majority vote of the shareholders present in person or represented by proxy and entitled to vote thereat shall act as chairman of the meeting. The Secretary shall act as secretary at each meeting of shareholders, or in the absence of the Secretary, the Chairman may appoint any person present to act as secretary of the meeting.


         SECTION 7. ORDER OF BUSINESS AT MEETING. The order of business at all meetings of the shareholders shall be as determined by the chairman of the meeting, but the order of business to be followed at any meeting at which a quorum is present may be changed by a majority of the shareholders present in person or represented by proxy and entitled to vote thereat. At any meeting of the shareholders, the Robert's Rules of Order shall govern as the result of parliamentary procedure.

         SECTION 8. VOTING AT MEETINGS. Unless otherwise provided by law or in the Articles of Incorporation, and subject to the rights of the holders of any series of preferred stock then outstanding, each holder of shares of common stock of record is entitled at each meeting of the shareholders to one vote for each share of common stock standing in such shareholder's name on the books of the Corporation and may vote either in person or by proxy, executed in writing by the shareholder or a duly authorized attorney in fact. No proxy shall be valid after eleven months from the date of the proxy's execution unless a longer time is expressly provided therein. Unless otherwise provided by law or in the Articles of Incorporation, at all meetings of shareholders, a quorum being present, all matters shall be decided by the affirmative vote of the holders of record of at least a majority of the shares of common stock present or represented at such meeting. Except as otherwise provided by law or in the Articles of Incorporation or in this Code of By-Laws or unless demanded by a shareholder present in person or represented by proxy, voting may be viva voce and need not be by ballot, except in the case of a vote for the election of directors. Upon a demand by any such shareholder for a vote by ballot on any question or at the direction of such chairman that a vote by ballot be taken on any question, such vote must be taken. On a vote by ballot, each ballot must be signed by the shareholder voting, or by his proxy, and the ballot must show the number of shares voted by such shareholder or proxy.

         SECTION 9. INSPECTORS FOR VOTING AT MEETINGS. At each meeting of the shareholders, the chairman of such meeting may appoint two inspectors of election to act thereat. The chairman may require that each inspector of election so appointed, before entering upon the discharge of the inspector's duties, shall be sworn faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of the inspector's ability, and the oath so taken shall be subscribed by such inspectors. Such inspectors of election shall take charge of the polls and after the voting on any question shall make a certificate of the results of the vote taken. Inspectors need not be shareholders, and may be directors.

         SECTION 10. VOTING LISTS. The officer or agent having charge of the stock transfer books shall make, at least five days before each election of directors, a complete list of the shareholders entitled to vote at such election, arranged in alphabetical order with the address and number of shares so entitled to vote held by each. Such list shall be on file at the principal offices of the Corporation and shall be subject to inspection by any shareholder. Such list shall be produced and kept open at the time and place of such election and shall be subject to the inspection of any shareholder during the holding of such election.


         SECTION 11. VOTE BY CONSENT IN WRITING. Any action required to be taken at a meeting of the holders of shares of common stock of a corporation, or any action which may be taken at a meeting of the holders of shares of common stock, may be taken without a meeting if, prior to such action, a consent in writing, setting forth the action so taken, shall be signed by all of the holders of shares of common stock entitled to vote with respect to the subject matter thereof, and such written consent is filed with the minutes of the proceedings of the holders of shares of common stock. Such consent shall have the same effect as a unanimous vote of holders of shares of common stock.


                                   ARTICLE IV
                                   ----------

                                    DIRECTORS
                                    ---------

         Section 1.  Number, Qualifications, Election and Term of Office.
         ----------  ----------------------------------------------------


                  CLAUSE (a). All corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation managed under the direction of the Board of Directors as from time to time constituted, subject to any limitation set forth in the Articles of Incorporation. A majority of the directors at any time shall be citizens of the United States. Directors need not be shareholders of the Corporation. The number of directors shall not be less than two (2) nor more than nine (9). The number of Directors constituting the current Board of Directors shall be nine (9)persons. The number of Directors may be increased or decreased from time to time by amendment to the By-Laws, but no decrease shall have the effect of shortening the term of any incumbent Director. Subject to the rights of the holders of any series of preferred stock then outstanding as set forth in the Corporation's Amended and Restated Articles of Incorporation, at all elections of directors by the shareholders, the persons receiving the greater number of votes representing shares of common stock cast shall be directors, the Directors shall be elected annually at the annual meeting of the shareholders in each year, and shall hold their offices as hereinafter provided in Section 1, Clause (b), or until their successors are elected and qualified. Vacancies on the Board of Directors shall be filled by a majority vote of the Directors then in office; provided, that notice of any increase in the number of Directors, and the name, address, principal occupation, and other pertinent information relative to any Director elected by the Board of Directors to fill any vacancy, shall be given to all shareholders in the next mailing sent to shareholders following any such increase, or election, as the case may be.


                  CLAUSE (b). Pursuant to I.C. ss.23-1-33-6 and Article VIII,
Section 1 of the Articles of Incorporation of Signature Inns, Inc., as amended and restated January 20, 1997, and subject to the rights of the holders of any series of preferred stock then outstanding, the Board of Directors of the Corporation shall be divided into three (3) classes of directors.


                  Commencing with the 1995 annual meeting of the shareholders, the number of directors in each class shall be as follows:

                  (i) The first class of directors - three directors
                  (ii) The second class of directors - three directors
                  (iii) The third class of directors - three directors


                  The term of the first class of three (3) directors will initially expire at the 1997 annual meeting of shareholders. Such class then shall be elected to a term of three (3) years.

                  The term of the three (3) directors in the second class of directors will initially expire at the 1995 meeting of shareholders. Such class then shall be elected to a term of three (3) years.

                  The term of the third class of three (3) directors will initially expire at the 1996 annual meeting of shareholders. Such class then shall be elected to a term of three (3) years.


         SECTION 2. PLACE OF MEETINGS. The Board of Directors may hold its meetings at such place or places within or without the State of Indiana as the Board of Directors may from time to time by resolution determine, pursuant to the Articles of Incorporation, or as may be specified or fixed in the respective notices or waivers of notice thereof.

         SECTION 3. ANNUAL MEETINGS. After each election of directors, whether at an annual or a special meeting of shareholders, on the same day and at the conclusion of the meeting of shareholders at which such election shall be and at the place where such election is held, the newly elected Board of Directors shall meet for the purpose of organization, the appointment of officers and the transaction of other business. Notice of such meeting need not be given. Such meeting may be held at any other time or place which is specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or in a waiver of notice thereof signed by all of the directors.

         SECTION 4. REGULAR MEETINGS. Regular meetings of the Board of Directors must be held at the principal office or at such other place, within or without the State of Indiana, and at such times as the Board of Directors by resolution may determine. If any day fixed for a regular meeting is a legal holiday at the place where the meeting is to be held, then the meeting which would otherwise be held on that day must be held at the same hour on the next succeeding business day at such place. Except as otherwise provided by law or in the Articles of Incorporation or in this Code of By-Laws, notice of regular meetings need not be given.

         SECTION 5. SPECIAL MEETINGS. Special meetings of the Board of Directors must be held whenever called by the President or by the Secretary at the request of any one director. Except as otherwise provided by law or in the Articles of Incorporation or in this Code of By-Laws, notice of each such special meeting must be mailed to each director, addressed to him at his residence or usual place of business, at least three (3) days before the day on which such meeting is to be held, or must be sent addressed to him at such place by telegraph, cable or wireless, or be delivered personally or by telephone, not later than the day before the day on which such meeting is to be held. Notice of any meeting of the Board of Directors need not, however, be given to any director, if waived by him as provided in this Code of by-Laws, or if such director is present at such meeting. Any meeting of the Board of Directors shall be a legal meeting without any notice thereof having been given, if all the directors then in office are present thereat or have waived notice thereof. Except as otherwise specifically provided by law or in the Articles of Incorporation or in this Code of By-Laws, the notice or waivers of notice of any meeting of the Board of Directors need not contain any statement of the purposes of the meeting or any specification of the business to be transacted thereat.

         SECTION 6. QUORUM FOR MEETINGS. Unless otherwise provided by law or in the Articles of Incorporation, the presence of at least a majority of the actual number of directors elected and qualified, from time to time, is necessary to constitute a quorum for the transaction of business. In the absence of a quorum at any such meeting, a majority of the directors present thereat may adjourn such a meeting from time to time until a quorum is present. Notice of any adjourned meeting need not be given. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called.

         SECTION 7. ORGANIZATION OF MEETINGS. At each meeting of the Board of Directors, the Chairman of the Board of Directors, if there be one, or in his absence, the President, or in the absence of both the Chairman and the President, a director chosen by a majority of the directors present, shall act as chairman. The Secretary, or in his absence any person appointed by the chairman, shall act as secretary of the meeting. Any meeting of the Board of Directors may be adjourned by the vote of a majority of the directors present at such meeting.

         SECTION 8. ORDER OF BUSINESS AT MEETINGS. The order of business at all meetings of the Board of Directors shall be determined by the chairman of the meeting, but the order of business to be followed at any meeting at which a quorum is present may be changed by a majority of the directors present and entitled to vote thereat. At any meeting of the directors, the Robert's Rules of Order shall govern as the rules of parliamentary procedure.

         SECTION 9. VOTING AT MEETINGS. Unless otherwise provided by law or in the Articles of Incorporation, at all meetings of directors, a quorum being present, all matters shall be decided by the affirmative vote of at least a majority of the directors present at such meeting. The vote, affirmative or negative, of each director must be recorded in the minutes of such meeting.

         Section 10.  Removal of Directors.
         -----------  ---------------------

                  CLAUSE (a). Subject to the rights of the holders of any series of preferred stock then outstanding, any Director, or the entire Board of Directors, may be removed by the shareholders from office at any time, but only for cause and only by the affirmative vote of the holders of at least eighty percent (80%) of the voting power of all of the shares of the Corporation entitled to vote generally in the election of Directors, voting together as a single class, at a special meeting called for that purpose.

                  CLAUSE (b). A Director may be removed with or without cause by a vote of a majority of the entire Board of Directors.

         Section 11. Vacancies on Board of Directors. Subject to the rights of the holders of any series of preferred stock then outstanding, newly created directorships resulting from any increase in the authorized number of Directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled by a majority vote of the Directors then in office, and Directors so chosen shall hold office for a term expiring at the Annual Meeting of Shareholders at which the term of the class to which they have been elected expires.

         SECTION 12. COMPENSATION. Directors shall not receive any stated salary for their services, but the Board of Directors may allow a fixed director's fee plus expenses of attendance, if any, to be paid to directors for attendance at any meeting; provided, however, that nothing herein contained shall be construed so as to preclude any director from serving the corporation in any other capacity as an officer, agent, or otherwise and receiving compensation therefor.

         SECTION 13. MEETINGS MAY BE ATTENDED BY ELECTRONIC VOICE COMMUNICATION. Any meeting of the Board of Directors may be attended by directors by means of any form of electronic voice communication, provided that all directors can simultaneously hear the proceedings and be heard by all the other directors in attendance at the meeting. A quorum for any meeting so held shall be computed on the basis of all persons in voice contact with each other. Any meeting so held shall be a formal meeting of the Board of Directors for all purposes, and any business may be transacted at such meeting that could be transacted if the directors were assembled in physical proximity to each other.

         SECTION 14. WRITTEN CONSENT. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if prior to such action a written consent to such action is signed by all members of the board or of such committee, as the case may be, and such written consent is filed with the minutes of proceeding of the board or committee.

         SECTION 15. DIRECTORS CONFLICTS OF INTEREST. No contract or other transaction between the Corporation and one or more of its directors or any other corporation, firm, association or entity in which one or more of its directors is a director or officer or is financially interested, shall be either void or voidable because of such relationship or interest or because such director or directors are present at the meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract or transaction or because his or their votes are counted for such purposes, if:

                  CLAUSE (a). The fact of such relationship or interest is disclosed or known to the Board of Directors or committee which authorizes, approves or ratifies the contract or transaction by a vote or consent sufficient for the purpose without counting the votes or consents of such interested directors; or

                  CLAUSE (b). The fact of such relationship or interest is disclosed or known to the shareholders entitled to vote and they authorize, approve or ratify such contract or transaction; or

                  CLAUSE (c). The contract or transaction is fair and reasonable to the Corporation.

Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract or transaction.

         Section 16.  Committees of Directors.
         -----------  ------------------------

                  CLAUSE (a). APPOINTMENT OF COMMITTEES. The Board of Directors may create one or more committees and appoint members of the Board of Directors to serve on them. Each committee may have one or more members, who shall serve at the pleasure of the Board of Directors.

                  CLAUSE (b). SELECTION OF MEMBERS. The creation of a committee and the appointment of members to it must be approved by the greater of:

                  1. a majority of all of the directors in office when the action is taken; or

                  2. the number of directors required to take action pursuant to
Section 9.

                  CLAUSE (c). COMMITTEE PROCEDURES. Meetings of committees shall be called and held and actions of committees shall be taken in the same manner as is provided by these By-laws for meetings of directors, except that the time of regular meetings of committees may be determined either by resolution of the Board of Directors or by the members of the committees. The Board of Directors may adopt rules for the governing of any committee not inconsistent with the provisions of these By-Laws.

                  CLAUSE (d). DELEGATION OF AUTHORITY. Each committee may exercise the authority of the Board of Directors which the Board of Directors confers upon such committee in the resolution creating the committee; provided, however, a committee may not:

                  1. authorize distributions;

                  2. approve or propose to shareholders action that the Indiana Business Corporation Law requires to be approved by shareholders;

                  3. fill vacancies on the Board of Directors or any of its committees;

                  4. amend the Articles of Incorporation;

                  5. adopt, amend or repeal By-Laws;

                  6. approve a plan of a merger not requiring shareholder approval;

                  7. authorize or approve the issuance or sale or a contract for sale of shares, or determine the designation and relative rights, preferences, and limitations of a class or series of shares;

                  8. take any other action precluded by the Indiana Business Corporation Law, the Articles of Incorporation or these By-Laws.

                  CLAUSE (e). AUDIT COMMITTEE. In addition to any other committees created by the Board of Directors, and subject to the provisions of this Section 16, there shall be a committee of the Board of Directors designated the "Audit Committee", consisting of two members of the Board of Directors who are not officers or employees of the Corporation, with members to serve for one-year terms from annual shareholders' meeting to annual shareholders' meeting, the purposes of which Audit Committee shall be to: (a) recommend to the Board of Directors the retention, from time to time, of outside auditing firms to be engaged by the Corporation, which may be submitted to the shareholders for ratification at the discretion of the Board of Directors; (b) coordinate the annual audit of the Corporation between management and the outside auditing firm; (c) meet with the auditors at least two times during the year, including one meeting before the audit is commenced and one meeting following the completion of the audit, and (d) meet at such other times as the Board, in its discretion, directs or as the Audit Committee, itself, determines.

                  CLAUSE (f). COMPENSATION COMMITTEE. In addition to any other committees created by the Board of Directors, and subject to the provisions of this Section 16, there shall be a committee of the Board of Directors designated the "Compensation Committee", with membership of the Compensation Committee consisting of not less than two Directors, each of whom shall be "outside" (i.e. non-employee) members of the Board of Directors, none of whom shall receive any discretionary award pursuant to the 1996 Equity Incentive Plan or any similar plan of the Corporation while serving on the Compensation Committee, and the composition of the Compensation Committee shall at all times satisfy the requirements of Rule 16(b) promulgated under the Securities Exchange Act of 1934. The purposes of the Compensation Committee shall be to: (a) develop and recommend to the Board of Directors for approval a compensation plan for the President/Chief Executive Officer and all other individuals within the Corporation who are designated as "senior management"; (b) review benefit and bonus plans and other corporate perquisites on an annual basis; (c) review and recommend to the Board of Directors suggested changes in compensation to be paid to outside members of the Board; (d) review expense reimbursement policies of the Company as they pertain to directors, management and other employees; and
(e) administer the 1996 Equity Incentive Plan in accordance with the terms of such plan. The Compensation Committee shall meet at least twice each year or as determined necessary by the Board of Directors or by the Compensation Committee, itself.

The designation of such committees and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed by the Indiana Business Corporation Law, as amended.

                                    ARTICLE V
                                    ---------

                                    OFFICERS
                                    --------

         SECTION 1. NUMBER. The executive officers of the Corporation shall consist of a President, who shall be a member of the Board of Directors; one or more Vice Presidents; a Secretary; a Treasurer; and such other officers as the Board of Directors may determine. In addition, there may be such subordinate officers, agents, and employees as shall be appointed in accordance with the provisions of this Code of By-Laws. One person may hold any two or more offices. The Board of Directors may require any such officer, agent, or employee to give security for the faithful performance of his duties.

         SECTION 2. ELECTION, TERM OF OFFICE, AND QUALIFICATIONS. The executive officers of the Corporation shall be chosen by the Board of Directors as soon as practicable after each annual or special election of directors, each such executive officer to hold office until his successor is duly chosen and qualified, or until his death, or until he resigns, or until he has been removed in the manner hereinafter provided.

         SECTION 3. SUBORDINATE OFFICERS. The Board of Directors may appoint such subordinate officers, agents, or employees as the Board of Directors may deem necessary or advisable, including one or more Assistant Treasurers and one or more Assistant Secretaries, each of whom shall hold office for such period, have such authority, and perform such duties as the Board of Directors may from time to time determine. The Board of Directors may delegate to any executive officer the power to appoint and remove subordinate officers, agents, or employees.

         SECTION 4. REMOVAL. Any officer of the Corporation may be removed, either with or without cause, at any time, by resolution adopted by the Board of Directors at a special meeting thereof called for that purpose.

         SECTION 5. THE PRESIDENT. The President is the chief executive officer of the corporation and has general and active supervision and direction over the business and affairs of the Corporation and over the Corporation's several officers, subject, however, to the direction and control of the Board of Directors. The President shall, if present, preside at each meeting of the shareholders and of the Board of Directors, unless there is a Chairman of the Board of Directors and such Chairman is present, in which event, such Chairman shall preside. The President may sign, with the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, certificates of shares of the Corporation. Unless otherwise provided by law or in the Articles of Incorporation or by the Board of Directors, the President may sign, execute, and deliver, in the name of the Corporation and without attestation of another officer, all deeds, mortgages, bonds, contracts, or other instruments authorized by the Board of Directors. In general, the President shall perform all duties incident to the office of President and such other duties as may from time to time be assigned to him by this Code of By-laws or by the Board of Directors. The President shall be chosen from among the Board of Directors.

         SECTION 6. THE VICE PRESIDENTS. The Board of Directors in its sole discretion may appoint one or more Vice Presidents. Each Vice President shall have the authorized duties, and shall perform the functions, consistent with his department and area of interest, specified by the President or the

Board of Directors. The Vice President Finance, if one is named by the Board of Directors, shall be the chief financial officer of the Corporation and shall be responsible for the overall financial affairs of the Corporation as ordered by the President or the Board of Directors.

         SECTION 7. THE TREASURER. The Treasurer has charge and custody of, and is responsible for, all the funds and securities of the Corporation and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name of and to the credit of the Corporation in such banks and other depositaries as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the chief financial officer, the President or to the Board of Directors, whenever the chief financial officer, the President or the Board may require him so to do, a statement of all his transactions as Treasurer and an account of the financial condition of the Corporation. In general, the Treasurer shall perform all the duties as may from time to time be assigned to him by the President or the Board of Directors. The Treasurer may sign, with the President or a Vice President, certificates of shares of the Corporation.

         SECTION 8. ASSISTANT TREASURERS. At the request of the Treasurer, or in case of his absence or inability to act, the Assistant Treasurer, or if there shall be more than one, any of the Assistant Treasurers, shall perform the duties of the Treasurer, and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the Treasurer. Each of the Assistant Treasurers shall perform such other duties as from time to time may be assigned to him by the President, the Treasurer, or the Board of Directors.

         SECTION 9. SECRETARY. The Secretary has the power to act as secretary of and shall have the responsibility for preparing the minutes of all meetings of the Board of Directors and of the shareholders. The Secretary: (a) shall cause to be given such notice of all meetings of the shareholders and of the Board of Directors as required; (b) shall be responsible for authentication of records of the Corporation; (c) shall have charge of the stock transfer book, and of the other books, records, and paper of the Corporation relating to its organization as a corporation; (d) shall see that the reports, statements, and other documents required by law are properly kept and filed; and, (e) shall perform all other duties incident to the office of the Secretary. The Secretary may sign, with the President or a Vice President, certificates of shares of the Corporation. The Secretary has such powers and may perform such duties as are assigned to him by this Code of By-Laws, and he shall have such other powers and perform such other duties, not inconsistent with this Code of By-Laws, as the President or the Board of Directors may from time to time prescribe.

         SECTION 10. ASSISTANT SECRETARIES. At the request of the Secretary, or in case of his absence or inability to act, the Assistant Secretary, if any, or if there shall be more than one, any of the Assistant Secretaries, shall perform the duties of the Secretary, and, when so acting, shall have all the powers of, and be subject to all the restrictions upon the Secretary. Each of the Assistant Secretaries shall perform such other duties as from time to time may be assigned to him by the President, the Secretary, or the Board of Directors.

         SECTION 11. SALARIES. The salaries of the officers of the Corporation, shall be fixed from time to time by the Board of Directors, and none of such officers shall be prevented from receiving a salary by reason of the fact that such officer is also a member of the Board of Directors.

         SECTION 12. VACANCIES. Unless otherwise provided by law or in the Articles of Incorporation, in case the office of the President, any Vice President, Secretary, Treasurer, or other officer or agent becomes vacant, the directors then in office may elect or appoint a successor who shall hold office for the unexpired term, or, if regular election or appointment to such office is, in this Code of ByLaws, provided to be made in a manner other than by election or appointment by the Board of Directors, then the vacancy for the unexpired portion of the term may be filled in the manner provided herein for regular elections or appointments to such office.

                                   ARTICLE VI
                                   ----------

                                  RESIGNATIONS
                                  ------------

         SECTION 1. RESIGNATIONS. Any director or officer may resign his office at any time by giving written notice of his resignation to the Board of Directors, its Chairman, or the Secretary of the Corporation. Such resignation shall take effect at the time specified therein or, if no time be specified therein, then at the time of the receipt thereof, and the acceptance thereof shall not be necessary to make such resignation effective.

                                   ARTICLE VII
                                   -----------

                          INDEMNIFICATION OF DIRECTORS,
                             OFFICERS AND EMPLOYEES
                             ----------------------

         SECTION 1. ACTIONS BY THIRD PARTIES. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

         SECTION 2. ACTIONS BY OR IN THE RIGHT OF THE CORPORATION. The Corporation shall indemnify any person who was or is a party or threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation.

         SECTION 3. INDEMNIFICATION AS A MATTER OF RIGHT OR DISCRETION. Any such director, officer, employee or agent who has been wholly successful, on the merits or otherwise, with respect to any claim, suit or proceeding of the character described herein shall be entitled to indemnification as of right. Except as provided in the preceding sentence, any indemnification hereunder shall be made at the discretion of the Corporation, but only if the Board of Directors, acting by a quorum consisting of directors who are not parties to or who have been wholly successful with respect to such claim, action, suit or proceeding shall find that the director, officer, employee or agent has met the standards or conduct set forth in the first two Sections of this Article. The directors may request independent legal counsel (who may be regular counsel of the Corporation) to deliver to it their written opinion as to whether such director, officer, employee or agent has met such standards.

         SECTION 4. MULTIPLE CLAIMS. If several claims, issues or matters of action are involved, any such person may be entitled to indemnification as to some matters even though he is not so entitled as to others.

         SECTION 5. ADVANCEMENT OF EXPENSES. The Corporation may advance expenses incurred in defending a civil or criminal action to, or where appropriate may, at its expense undertake the defense of, any such director, officer, employee or agent upon receipt of an undertaking by or on behalf of such person to repay such expenses if it should ultimately be determined that he is not entitled to indemnification under this Article.

         SECTION 6. CLAIMS TO WHICH THIS ARTICLE APPLIES. The provisions of this Article shall be applicable to claims, actions, suits or proceedings made or commenced before or after the adoption hereof and whether arising from acts or omissions occurring before or after the adoption hereof.

         SECTION 7. INDEMNIFICATION BY THIS ARTICLE NOT EXCLUSIVE. The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under the Articles of Incorporation or any agreement, vote of stockholders or disinterested directors, as a matter of law, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         SECTION 8. INSURANCE. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the

Corporation would have the power to indemnify him against such liability under the provisions of this Article.

         SECTION 9. INDEMNIFICATION FOR LIABILITIES UNDER THE FEDERAL SECURITIES LAWS. Insofar as indemnification for liabilities arising under the Securities Act of 1933 or the Securities Exchange Act of 1934 is permitted to directors, officers, employees and agents of the Corporation pursuant to the provisions of this Article, the Corporation understands that the Securities and Exchange Commission is of the opinion that such indemnification may contravene federal public policy as expressed in such Acts, and therefore, may be unenforceable. Therefore, in the event that a claim for such indemnification is asserted by any director, officer, employee or agent, and the Commission is still of the same opinion, the Corporation (except insofar as such claim seeks reimbursement from the Corporation of expenses paid or incurred by a director, officer, employee or agent in the successful defense of any action, suit or proceeding) will, unless the matter has theretofore been adjudicated by precedent deemed by the Corporation to be controlling, submit to a court of appropriate jurisdiction the question of whether or not indemnification by it is against public policy as expressed in such Acts, and will be governed by the final adjudication of such issue.

         SECTION 10. NOTICE OF INDEMNIFICATION. The Corporation shall report the indemnification or advance made pursuant to this Article VII in writing to the shareholders with or before the notice of the next shareholders' meeting.


                                  ARTICLE VIII
                                  ------------

                                    CONTRACTS
                                    ---------

         SECTION 1. AUTHORIZATION OF AND EXECUTION OF CONTRACTS. Unless authorized by the Board of Directors, no officer, agent, or employee has any power or authority to bind the Corporation by any contract or engagement or to pledge the Corporation's credit or to render it pecuniarily liable for any purpose or to any amount. Any contract or instrument properly authorized may be executed and delivered in the name and on behalf of the Corporation by the two persons of the President or any Vice President and the Secretary or an Assistant Secretary. However, the Board of Directors may authorize any other officer or agent, in the name of and on behalf of the Corporation, to enter into any contract or to execute and deliver any instrument, and such authority may be general or confined to specific instances.

         SECTION 2. INDEBTEDNESS. No loans may be contracted on behalf of the Corporation and no negotiable paper may be issued in the Corporation's name unless authorized by resolution of the Board of Directors. When authorized by the Board of Directors, any officer or agent of the Corporation may effect loans and advances at any time for the Corporation from any bank, trust company, or other institution, or from any firm, corporation, or individual, and for such loans and advances may make, execute, and deliver promissory notes, bonds, or other certificates or evidences of indebtedness of the Corporation, and, may pledge, hypothecate, or transfer any securities or other property of the corporation as security for any such loans or advances. Such authority may be general or confined to specific instances.

         SECTION 3. CHECKS, DRAFTS, SIMILAR PAYMENT ORDERS, AND NOTES. All checks, drafts, and other orders for the payment of moneys out of the funds of the corporation, and all notes or other evidences of indebtedness of the Corporation must be signed on behalf of the Corporation in such manner as shall from time to time be determined by resolution of the Board of Directors.

         SECTION 4. DEPOSITS. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies, or other depositaries as the Board of Directors may select or as may be selected by any officer or agent of the Corporation to whom such power may from time to time be delegated by the Board of Directors. For the purpose of such deposit, the President, any Vice President, the Treasurer, the Secretary, or any other officer or agent or employee of the Corporation to whom such power may be delegated by the Board of Directors may endorse, assign, and deliver checks, drafts, and other orders for the payment of moneys which are payable to the order of the Corporation.


                                   ARTICLE IX
                                   ----------

                              SHARES AND DIVIDENDS
                              --------------------


         SECTION 1. NUMBER OF SHARES. The total number of shares of all classes of stock which the Corporation shall have authority to issue is 18,513,514 shares, of which 13,513,514 shares shall be common stock and of which 5,000,000 shares shall be preferred stock.

         A. The number of authorized shares which the Corporation designates as having par value is none.

         B. The number of authorized shares which the Corporation designates as without par value is 18,513,514.


         SECTION 2. CERTIFICATES FOR SHARES. Each holder of the capital stock of the Corporation shall be entitled to a certificate signed by the President and the Secretary or an Assistant Secretary, certifying the number of shares of stock in the corporation owned by him. If such certificate is countersigned by the written signature of a transfer agent other than the Corporation or its employee, the signatures of the officers of the Corporation may be facsimiles. If such certificate is countersigned by the written signature of a registrar other than the Corporation or its employee, the signatures of the transfer agent and the officers of the Corporation may be facsimiles. In case any officer, transfer agent or registrar whose written or facsimile signature has been placed upon a certificate ceases to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of its issue. Certificates shall be in a standard form, adopted by the Board of Directors, and shall state the name of the registered holder, the number of shares represented by the certificate, that such shares have no par value, and that such shares have been fully paid and are not liable to any further call or assessment.

         SECTION 3. TRANSFER OF SHARES. The capital stock of the Corporation shall be transferable on the books of the Corporation in such manner as is provided in Article 8 of the Uniform Commercial Code. The Corporation shall be entitled to treat shareholders of record as holders in fact, and the

Corporation shall not be bound to recognize any claim, equitable or otherwise, to such shares on the part of any other person.

         SECTION 4. FIXING OF RECORD DATES. For the purpose of determining shareholders entitled to vote at any meeting of shareholders or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may provide that the stock transfer books shall be closed for a stated period, not exceeding fifty (50) days, or may fix in advance a record date for such purpose, which date may not be more than fifty (50) days prior to the date of such meeting or the date on which the action requiring such determination is to be taken.

         SECTION 5. LOST, DESTROYED OR MUTILATED SHARE CERTIFICATES. In case of loss, destruction, or mutilation of any share certificate, another share certificate may be issued in its place upon proof of such loss, destruction, or mutilation and upon the giving of a bond of indemnity to the Corporation in such form and in such sum as the Board of Directors may prescribe.

         SECTION 6. NOTICE OF SHARES ISSUED. If the Corporation authorizes the issuance of shares for promissory notes or for promises to render services in the future, the Corporation shall report in writing to the shareholders the number of shares authorized to be so issued with or before the notice of the next shareholders' meeting.


         SECTION 7. DECLARATION AND AMOUNT OF DIVIDENDS. Dividends on preferred stock shall be declared in accordance with the applicable provisions of the Corporation's Amended and Restated Articles of Incorporation. Subject to the rights of the holders of any series of preferred stock then outstanding, dividends on common stock may be declared by the Board of Directors quarterly or for such other dividend periods as the Board of Directors may determine, from the net profits and retained earnings and paid to the holders of the stock of the Corporation according to its stock record books as set forth in the resolution declaring the dividend. No dividend shall be declared or paid that shall in any measure impair the capital of the Corporation. Each dividend, when declared, shall be in such amount, expressed in money, as the Board of Directors shall determine, subject to the Articles of Incorporation and any applicable statute. No dividend shall be paid with respect to any shares of stock for which payment shall not have been fully made to the Corporation on the dividend date.

         SECTION 8. STOCK DIVIDENDS. The Board of Directors may, in its discretion, in lieu of or in addition to cash dividends, declare dividends to be payable in shares of the unissued common stock of the Corporation, but any stock dividend so declared shall be fully subject to all the provisions of the Articles of Incorporation, the general law, and these By-Laws with respect to source of payment including, without limitation, the requirement that the same shall be declared and paid only from net profits and retained earnings of the Corporation. Any stock dividend declared shall be expressed in terms of fractional shares per each outstanding share of common stock of the Corporation.

                                    ARTICLE X
                                    ---------

                                WAIVER OF NOTICE
                                ----------------

         SECTION 1. WAIVER OF NOTICE. Unless otherwise provided by law or in the Articles of Incorporation or in this Code of By-Laws, any person entitled to any corporate notice may waive such notice by appearance in person, or, in the case of a shareholder, by his duly authorized attorney, or waive such notice in writing (which includes the use of telegraph, cable, radio or wireless), whether before or after the meeting or other matter or event in respect of which such notice is to be given, and in such event, such waiver shall be equivalent to such notice and such notice need not be given to such person and any action to be taken after such notice or after the lapse of a prescribed period of time may be taken without such notice and without the lapse of any period of time. However, an appearance in person or by duly authorized proxy shall not be construed as waiver of notice if such appearance is stated to be for the express purpose of objecting to the fact that no notice was sent to the person who was entitled to receive the notice.

                                   ARTICLE XI
                                   ----------

                                EMERGENCY BY-LAWS
                                -----------------

         SECTION 1. EMERGENCY. In anticipation of or during an Emergency, as such term is defined below, any provisions in the Articles of Incorporation or these By-Laws which conflict with the provisions of this Article XI, are of no force or effect. An Emergency is defined, for purposes of this article only, as an extraordinary event which prevents a quorum of the Corporation's Board of Directors from assembling in time to deal with the business for which the meeting has been or is to be called. The existence of an Emergency may be made by any two (2) of the Corporation's directors then in office. The reason for the Emergency shall be set out in a writing, and shall be made a part of the minutes of any meeting held pursuant to this article.

         SECTION 2. PROVISIONS REGARDING DIRECTORS DURING EMERGENCY. During an Emergency as defined herein, notice of any meeting of the Board of Directors shall be provided only to those directors whom it is practicable to reach and in any practicable manner, including publication by radio or newspaper. One or more officers of the Corporation present at any meeting at the Board of Directors held pursuant to this article, may be deemed to be directors for the meeting, in order of rank and, if within the same rank, then in order of seniority, as necessary to achieve a quorum.

         SECTION 3. EMERGENCY POWER. At any meeting held pursuant to this article, the Board of Directors, as constituted above, may take all actions necessary to further the ordinary affairs of the Corporation, including but not limited to: (1) modifying the lines of succession to accommodate the incapacity of any director, officer, employee or agent; (2) relocating the principal office, designating alternative principal offices or regional offices, or authorizing the officers to do so; and (3) establishing revised quorum requirements for meetings of the Board of Directors.

         SECTION 4. BINDING EFFECT. Corporate action taken in good faith during an Emergency under this article to further the ordinary business affairs of the Corporation binds the Corporation and may not be used to impose liability on a corporate director, officer, employee or agent. All provisions of the regular By-Laws consistent with the Emergency By-Laws remain effective during the Emergency. The Emergency By-laws are not effective after the Emergency ends.

                                   ARTICLE XII
                                   -----------

                  PROVISIONS FOR CERTAIN BUSINESS COMBINATIONS
                  --------------------------------------------

         Section 1.  Vote Required.
         ---------   -------------

                  CLAUSE (a). HIGHER VOTE FOR CERTAIN BUSINESS COMBINATIONS. In addition to any affirmative vote required by law or the Corporation's Articles of Incorporation or this Code of ByLaws of the Corporation, and except as otherwise expressly provided in Section 2 of this Article XII:

                  1. any merger or consolidation of the Corporation or any Subsidiary (as hereinafter defined) with (A) any Interested Shareholder (as hereinafter defined), or (B) any other corporation (whether or not itself an Interested Shareholder) which is, or after such merger or consolidation would be, an Affiliate (as hereinafter defined) of an Interested Shareholder; or

                  2. any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Shareholder or any Affiliate of any Interested Shareholder of any assets, of the Corporation or any Subsidiary, having an aggregate Fair Market Value of One Million Dollars ($1,000,000) or more; or

                  3. the issuance or transfer by the Corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of the Corporation or any Subsidiary to any Interested Shareholder or any Affiliate of any Interested Shareholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value of One Million Dollars ($1,000,000) or more; or

                  4. the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of an Interested Shareholder or any Affiliate of any Interested Shareholder; or


                  5. any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Shareholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Corporation or any Subsidiary which is directly or indirectly owned by any Interested Shareholder or any Affiliate of any Interested Shareholder; shall require the affirmative vote of the holders of at least eighty percent (80%) of the voting power of the then outstanding shares of common stock of the Corporation entitled to vote generally in election of directors (the "Voting Stock"), voting together as a single class (it being understood that for purposes of this Article XII, each share of the Voting Stock shall have the number of votes granted to it pursuant to the Corporation's Articles of Incorporation and the Indiana Business Corporation Law). Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or in any agreement with any national securities exchange or otherwise.

                  CLAUSE (b). DEFINITION OF "BUSINESS COMBINATION." The term "Business Combination" as used in this Article XII shall mean any transaction which is referred to in any one or more of paragraphs 1 through 5 of Clause (a) of this Section 1 of this Article XII.

         SECTION 2. WHEN HIGHER VOTE IS NOT REQUIRED. The provisions of Section 1 of this Article XII shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as is required by law and any other provision of this Code of By-Laws, if all of the conditions specified in either of the following Clauses (a) and (b) are met:

                  CLAUSE (a). APPROVAL BY CONTINUING DIRECTORS. The Business Combination shall have been approved by a majority of the Continuing Directors (as hereinafter defined).

                  CLAUSE (b). PRICE AND PROCEDURAL REQUIREMENTS. All of the following conditions shall have been met:

                  1. The aggregate amount of the cash and the Fair Market Value (as hereinafter defined) as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of common stock in such Business Combination shall be at least equal to the highest of the following:

                           A. the highest per share price (including any
brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Shareholders for any shares of common stock acquired by it (i) within the two (2) year period immediately prior to the first public announcement of the proposal of the Business Combination (the "Announcement Date") or (ii) in the transaction in which it became an Interested Shareholder, whichever is higher;

                           B. the Fair Market Value per share of the common
stock on the Announcement Date or on the date on which the Interested Shareholder became an Interested Shareholder (such latter date is referred to in this Article XII as the "Determination Date"), whichever is higher; and

                           C. the price per share equal to the Fair Market Value
per share of common stock determined pursuant to Clause (b)(1)(B) above, multiplied by the ratio of (i) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Shareholder for any shares of common stock acquired by it within the two (2) year period immediately prior to the Announcement Date to (ii) the Fair Market Value per share of common stock on the first day in such two (2) year period upon which the Interested Shareholder acquired any shares of common stock.

                  2. The aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of shares of any other class of outstanding Voting Stock shall be at least equal to the highest of the following (it being intended that the requirements of this Clause (b)(2) shall be required to be met with respect to every class of outstanding Voting Stock whether or not the Interested Shareholder has previously acquired any shares of a particular class of Voting Stock):

                           A. the highest per share price (including any
brokerage commissions, transfer fees and soliciting dealer's fees) paid by the Interested Shareholder for any shares of such class of Voting Stock acquired by it (i) within the two (2) year period immediately prior to the Announcement Date or (ii) in the transaction in which it became an Interested Shareholder, whichever is higher;

                           B. the highest preferential amount per share to which
the holders of shares of such class of Voting Stock are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation.

                           C. the Fair Market Value per share of such class of
Voting Stock on the Announcement Date or on the Determination Date, whichever is higher; and

                           D. the price per share equal to the Fair Market Value
per share of such class of Voting Stock determined pursuant to Clause (b)(2)(C) above, multiplied by the ratio of (i) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealer's fees) paid by the Interested Shareholder for any shares of such class of Voting Stock acquired by it within the two (2) year period immediately prior to the Announcement Date to
(ii) the Fair Market Value per share of such class of Voting Stock on the first day in such two (2) year period upon which the Interested Shareholder acquired any shares of such class of Voting Stock;

                  3. The consideration to be received by holders of a particular class of outstanding Voting Stock (including common stock) shall be in cash or in the same form as the Interested Shareholder has previously paid for shares of such class for shares of any class of Voting Stock with varying forms of consideration, the form of consideration for such class of Voting Stock shall be either cash of the form used to acquire the largest number of shares of such class of Voting Stock previously acquired by it.

                  4. After such Interested Shareholder has become an Interested Shareholder and prior to the consummation of such Business Combination: (A) except as approved by a majority of the Continuing Directors, there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) on any then outstanding preferred stock; (3) there shall have been (i) no reduction in the annual rate of dividends paid on the common stock (except as necessary to reflect any subdivision of the common stock), except as approved by a majority of the Continuing Directors, and (ii) an increase in such annual rate or dividend as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of the common stock, unless the failure so to increase such annual rate is approved by a majority of the Continuing Directors; and (C) such Interested Shareholder shall not become the beneficial owner of any additional shares of Voting Stock except as part of the transaction which results in such Interested Shareholder becoming an Interested Shareholder.

                  5. After such Interested Shareholder has become an Interested Shareholder, such Interested Shareholder shall not have received the benefit, directly or indirectly (except proportionately as a Shareholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation (or any Subsidiary of the Corporation), whether in anticipation of or in connection with such Business Combination or otherwise.

                  6. A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to Shareholders of the Corporation at least thirty (30) days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions).

         SECTION 3.  CERTAIN DEFINITIONS.  For the purposes of Article XII:

                  CLAUSE (a). A "person" shall include any individual, firm, corporation or other entity. When two (2) or more persons act as a partnership, limited partnership, syndicate or group for the purpose of acquiring voting stock of the Corporation, such partnership, syndicate or group shall be deemed a "person."

                  CLAUSE (b). "Interested Shareholder" shall mean any person (other than the Corporation or any Subsidiary) who or which:

                  1. is the beneficial owner, directly or indirectly, of more than ten percent (10%) of the voting power of the outstanding Voting Stock; or

                  2. is an Affiliate of the Corporation and at any time within the two (2) year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of ten percent (10%) or more of the voting power of the then outstanding Voting Stock; or

                  3. is an assignee of or has otherwise succeeded to any shares of Voting Stock which were at any time within the two (2) year period immediately prior to the date in question beneficially owned, by any Interested Shareholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

"Interested Shareholder" shall not mean any person who, but for this exception, would be deemed an Interested Shareholder on May 19, 1987.

                  CLAUSE (c). A person shall be a "beneficial owner" of any Voting Stock:

                  1. which such person or any of its Affiliates or Associates (as hereinafter defined) beneficially owns, directly or indirectly; or

                  2. which such person or any of its Affiliates or Associates has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or under- standing or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (B) the right to vote pursuant to any agreement, arrangement or understanding; or

                  3. which are beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.

                  CLAUSE (d). For the purpose of determining whether a person is an Interested Shareholder pursuant to Clause (b) of this Section 3 of this
Article XII, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned through applications of Clause (c) of this Section 3 of this Article XII but shall not include any other shares of Voting Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercises of conversion rights, warrants or options, otherwise.

                  CLAUSE (e). "Affiliate" or "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on February 28, 1987.

                  CLAUSE (f). "Subsidiary" means any corporation of which a majority of any class of equity security is owned directly or indirectly, by the Corporation; provided, however, that for the purposes of the definition of Interested Shareholder set forth in Clause (b) of this Section 3 of this Article XII, the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the Corporation.

                  CLAUSE (g). "Continuing Director" means any member of the Board of Directors of the Corporation (the "Board") who is unaffiliated with the Interested Shareholder and was a member of the Board prior to the date that the Interested Shareholder became an Interested Shareholder, and any successor of a Continuing Director who is unaffiliated with the Interested Shareholder and is recommended to succeed a Continuing Director by a majority of Continuing Directors then on the Board.

                  CLAUSE (h).  "Fair Market Value" means:

                  1. in the case of stock, the highest closing sale price during the thirty (30) day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange-Listed Stock, or if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if the stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the thirty (30) day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any then in use, or if no such quotation is available, the Fair Market Value of a share of such stock as determined by the Board in good faith; and

                  2. in the case of property other than cash or stock, the Fair Market Value of such property on the date in question as determined by the Board in good faith.

                  CLAUSE (i). In the event of any Business Combination in which the Corporation survives, the phrase "other consideration to be received" as used in Clauses (b)(1) and (2) of Section 2 of this Article XII shall include the shares of common stock and/or other shares of any other class of outstanding Voting Stock by the holders of such shares.

         SECTION 4. POWERS OF THE BOARD OF DIRECTORS. A majority of the Directors of the Corporation shall have the power and duty to determine for the purposes of this Article XII, on the basis of information known to them after reasonable inquiry, (a) whether a person is an Interested Shareholder, (b) the number of shares of Voting Stock beneficially owned by any person, (c) whether a person is an Affiliate or Associate of another and (d) whether the assets which are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination has, an aggregate Fair Market Value of One Million Dollars ($1,000,000) or more.

         SECTION 5. NO EFFECT ON FIDUCIARY OBLIGATIONS OF INTERESTED SHAREHOLDER. Nothing contained in this Article XII shall be construed to relieve any Interested Shareholder from any fiduciary obligation imposed by law.

         SECTION 6. AMENDMENT, REPEAL, ETC. Notwithstanding any other provisions of the Corporation's Articles of Incorporation or this Code of By-Laws of the Corporation (and notwithstanding the fact that a lesser percentage may be specified by law, in the Corporation's Articles of Incorporation or this Code of By-Laws of the Corporation), the affirmative vote of the holders of eighty percent (80%) or more of the voting power of the shares of the then outstanding Voting Stock, voting together as a single class, shall be required to amend or repeal, or adopt provisions inconsistent with, this Article XII of this Code of By-Laws.

                                  ARTICLE XIII
                                  ------------

                              AMENDMENT OF BY-LAWS
                              --------------------

         SECTION 1. AMENDMENTS. The By-Laws may be altered or amended by the Board of Directors at any meeting if notice of the intention to consider changes in the By-Laws is contained in the notice of such meeting or if such notice is waived by all members of the Board either in writing or by attendance at the meeting.